UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014 (January 7, 2014)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	333-31929	84-1328967
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                      Termination of a Material Definitive Agreement.

As previously disclosed in the public filings of DISH Network Corporation (“DISH”), L-Band Acquisition, LLC (“LBAC”), a wholly-owned subsidiary of DISH, entered into a Plan Support Agreement (the “PSA”) with certain senior secured lenders to LightSquared LP (the “LightSquared LP Lenders”), which contemplated the purchase by LBAC of substantially all of the assets of LightSquared LP and certain of its subsidiaries that are debtors and debtors in possession in pending bankruptcy cases.

Pursuant to the PSA (a copy of which was filed as an exhibit to the Form 8-K of DISH filed on July 23, 2013), LBAC was entitled to terminate the PSA in certain circumstances upon three business days written notice, including, without limitation, in the event that certain milestones were not met. On January 7, 2014, LBAC delivered written notice of termination of the PSA to the LightSquared LP Lenders. As a result, the PSA terminated effective 11:59 P.M. Eastern time on January 10, 2014.

The foregoing description of the PSA and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the PSA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION

Date: January 13, 2014	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary